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                                                            EXHIBIT 10(b)(xxxii)

                         ANADARKO PETROLEUM CORPORATION
                         MANAGEMENT LIFE INSURANCE PLAN

                           (Restated November 1, 2002)

                                       I.

                            ESTABLISHMENT OF THE PLAN

      1.01 PURPOSE. Anadarko Petroleum Corporation (the "Company") hereby restates, effective November 1, 2002, the Anadarko Petroleum Corporation Management Life Insurance Plan (the "Plan") for the purpose of providing death benefits payable to the designated beneficiary or beneficiaries of selected employees and retirees of the Company in the event of the death of an employee or retiree. The Company intends that the Plan shall at all times be maintained on an unfunded basis for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and administered as a "top hat" plan exempt from the substantive requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                       II.

                                   DEFINITIONS

      2.01 DEFINITIONS. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

            (1) ADMINISTRATOR: The Executive Vice President, Administration of the Company.

            (2) BASE ANNUAL SALARY: The base annual compensation, excluding bonuses, commissions, overtime, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, paid to the Employee for employment services rendered to the Company, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code
      Section 125 plans of the Company.

            (3) BENEFICIARY: The individual or entity designated by a Participant to receive the death benefit payable under the Plan upon the death of such Participant.

            (4) BENEFIT SALARY: Benefit Salary is a Participant's base annual salary (if in $1,000 increments) or his base annual salary rounded up to the next $1,000.
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            (5) CHANGE OF CONTROL: A Change of Control will have the same meaning as such term is defined in either the Company's (i) Key Employee Change of Control Contract, or (ii) Change of Control Severance Pay Plan. The applicable definition of Change of Control will be based on the plan that the terminating Participant participates in, and if the Participant participates in both plans, the definition that is most favorable to the Participant.

            (6) COMPANY: Anadarko Petroleum Corporation and any participating subsidiaries.

            (7) DISABLED PARTICIPANT: A Participant who is receiving long term disability benefits under the Anadarko Petroleum Corporation Comprehensive Welfare Benefits Plan.

            (8) EMPLOYEE: A person who is working for the Company and is classified as an employee of the Company.

            (9) ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            (10) PARTICIPANT: Any Employee or Retiree of the Company who is designated a Participant of the Plan by the Administrator.

            (11) PLAN: The Anadarko Petroleum Corporation Management Life Insurance Plan.

            (12) PLAN YEAR: Each twelve consecutive month period ending on December 31.

            (13) RETIREE: A former employee, who at the time of his separation of employment from the Company, is a Participant in the Plan and who is at least 55 years of age with at least 10 years of service and who is eligible to participate in the Company's retiree medical and dental plans.

      2.02 NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.

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                                      III.

                                    BENEFITS

      3.01 BENEFITS. Benefits under the Plan shall be contingent on the continued employment, disability, or retirement of the Participant. In the event the employment of the Participant by the Company is terminated for any reason other than retirement, disability, or due to a Change of Control, then the Plan shall have no further obligation to the Participant.

      3.02 DISABILITY BENEFITS. A Disabled Participant will be treated as if he or she is actively employed by the Company for purposes of determining the amount of benefits to which the Disabled Participant is entitled under the Plan. If a Disabled Participant is no longer receiving long term disability benefits from the Company, then his or her status under the Plan will be determined based on the nature of the Participant's employment status with the Company immediately thereafter.

      3.03 CHANGE OF CONTROL BENEFITS. In the event the employment of the Participant by the Company is terminated due to a Change of Control and the Participant receives a benefit under a Change of Control plan of the Company, then the Participant will be treated as if he or she is a Retiree for purposes of determining the amount of benefits to which the Participant is entitled under the Plan.

      3.04 AMOUNT OF BENEFITS. In the event of the death of a Participant while employed by the Company, the Company shall thereafter pay a lump sum cash payment (the "Benefit Payment") equal to four (4) times the Participant's Benefit Salary less two (2) times Benefit Salary or the maximum benefit under the Company's Basic Life Insurance Plan in effect at the time of death, whichever is less. The payment will be made as soon as administratively feasible following the date of his or her death, to the Participant's designated Beneficiary, in accordance with the last such designation received by the Company from the Participant prior to his or her death. In the event of the death of a Participant who is a Retiree, the Company shall thereafter pay a lump sum cash payment (the "Benefit Payment") equal to one (1) times the Retiree's Benefit Salary in effect at the time of his or her retirement as soon as administratively feasible following the date of his or her death, to the Retiree's designated Beneficiary, in accordance with the last such designation received by the Company from the Retiree prior to his or her death.

            In addition, the Company shall pay to the Beneficiary an additional amount (the "Gross-Up Payment") such that the net amount retained by the Beneficiary from both the Gross-Up Payment and the Benefit Payment combined, after deduction of any federal income, federal employment, and state and local income tax withholding from the Benefit Payment and the Gross-Up Payment, shall be equal to the Benefit Payment amount.

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            For purposes of determining the amount of the Gross-Up Payment, the rate of federal income tax withholding shall be deemed to be the highest marginal rate of federal income taxation in effect in the calendar year in which the Benefit Payment and Gross-Up Payment are made. The rate of federal employment tax withholding shall be deemed to be the highest rate of Medicare taxation in effect in the calendar year in which the Benefit Payment and Gross-Up Payment are made. The rate of state and local income tax withholding, if applicable, shall be deemed to be the highest marginal rate of state and local income taxation, in the state and locality of the Participant's residence on the date of death, in effect in the calendar year in which the Benefit Payment and Gross-Up Payment are made.

      3.05 TIME FOR PAYMENT. The benefits which are payable hereunder with respect to a Participant shall be paid as soon as administratively feasible after (i) the Administrator has obtained all information, including a properly notarized certificate of death, from the Participant's Beneficiary necessary to establish that a death benefit with respect to such Participant is payable to such Beneficiary under the Plan, and (ii) the Administrator has directed the payment of such death benefit.

            At the discretion of the Company, a Retiree will receive the actuarial present value of the Benefit Payment and Gross-up Payment at retirement based on the interest rate and mortality assumptions used for determining lump sum payments under the Anadarko Retirement Plan in effect at the time of retirement.

      3.06 BENEFICIARIES. Each Participant shall have the right to designate the Beneficiary or Beneficiaries to receive payment of any death benefit payable under the Plan in the event of his death. A Participant's Beneficiary designation in effect for the Company's Basic Life Insurance Plan will determine the Beneficiary or Beneficiaries under this Plan, unless otherwise designated by the Participant. Each such designation shall be made by executing the appropriate form prescribed by the Administrator and filing same with the Administrator. Any such designation may be changed at any time by execution of a new Beneficiary designation by the Participant. If no Beneficiary designation is on file with the Administrator at the time of the death of a Participant or such Beneficiary designation is not effective for any reason as determined by the Administrator, the Beneficiary or Beneficiaries to receive the death benefit payable with respect to such Participant under the Plan shall be as follows in the order named:

            (1) If a Participant leaves a surviving spouse, the death benefit payable under the Plan with respect to such Participant shall be paid to such surviving spouse;

            (2) If a Participant leaves no surviving spouse, the death benefit payable with respect to such Participant under the Plan shall be paid to such Participant's executor or administrator or to his heirs-at-law if there is no administrator of such Participant's estate.

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      3.07 DIVORCE OF PARTICIPANT. In the event a Participant receives a final divorce decree order, and if the Participant's current Beneficiary designation reflects the former spouse as a Beneficiary or contingent Beneficiary, then the Plan will deem any such designation of the former spouse null and void as of the date of the final divorce decree unless such decree specifies that the former spouse is required to remain as a Beneficiary. A former spouse may be designated as a Beneficiary, provided the designation is executed after the date of the final divorce decree and there is nothing to the contrary provided in the final divorce decree.

                                       IV.

                           ADMINISTRATION OF THE PLAN

      4.01 ADMINISTRATOR. The Plan shall be administered on behalf of the Company by the Administrator. For purposes of ERISA, the Administrator shall be the Plan "administrator" and shall be the "named fiduciary" with respect to the general administration of the Plan.

      4.02 ADMINISTRATOR'S POWERS AND DUTIES. The Administrator shall have all powers necessary or proper to administer the Plan and to discharge its duties under the Plan, including, but not limited to, the following powers:

            (a) To make and enforce such rules and regulations as it may deem necessary or proper for the orderly and efficient administration of the Plan;

            (b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

            (c)   To determine who is eligible to participate in the Plan;

            (d) To determine Participants' rights and the amounts of Plan benefits and to authorize the payment of benefits under the Plan;

            (e)   To prepare and distribute information explaining the Plan;

            (f) To appoint or employ persons to assist in the administration of the Plan; and

            (g) To obtain such information as is necessary for the proper administration of the Plan.

      4.03 EXPENSES. The expenses incident to the operation of the Plan shall be paid by the Company.

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      4.04 BENEFIT CLAIMS PROCEDURES. If a Plan benefit claim is denied in whole or in part with respect to a Participant, the Participant or his Beneficiary shall receive not later than 90 days after receipt of the claim, a written notice which:

            (a)   states the specific reason or reasons for the denial;

            (b) provides specific references to pertinent Plan provisions on which the denial is based;

            (c) provides a description of any additional material or information necessary for the Participant, his Beneficiary or representative to perfect the claim and an explanation of why such material or information is necessary; and

            (d) explains the Plan's claim review procedure as contained herein and the time limits applicable to such procedures, including a statement of the right to bring a civil action under Section 502(a) of ERISA following an adverse decision upon review.

            In the event the Participant or his Beneficiary desires to have such denial reviewed, he must, within sixty days following receipt of the notice of such denial, submit a written request for review by the Administrator of its initial decision. In connection with the request for review of the denial, the Participant or his Beneficiary shall have the following rights:

            (a) the opportunity to submit written documents, comments, records or other relevant information;

            (b) the right to have all materials relating to the claim that have been submitted by the Participant or his Beneficiary in connection with the original claim considered on review without regard to whether they were considered in the initial benefit determination; and

            (c) the right of reasonable access to and copies of all relevant documents, records or other information free of charge upon request.

            Within sixty days following such request for review the Administrator shall render its final decision in writing to the Participant or his Beneficiary and the notice of such final decision if it is adverse upon review will:

            (a)   state the specific reason or reasons for the adverse decision;

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            (b)   provide specific reference to pertinent Plan provisions on which the adverse decision was based;

            (c) state that the Participant or his Beneficiary is entitled to receive upon request and free of charge copies of all documents, records and other information relevant to his claim for benefits and the denial on review; and

            (d) describe the Participant's or his Beneficiary's right to bring an action under Section 502(a) of ERISA.

              If special circumstances require an extension of such sixty-day period, the Administrator's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Participant or his Beneficiary prior to the commencement of the extension period.

      4.05 LIABILITY OF ADMINISTRATOR. The Company agrees to indemnify the Administrator and any agent of the Administrator against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan if such act or omission was in good faith.

      4.06 INSTRUCTIONS OF ADMINISTRATOR. Any instructions of the Administrator shall be evidenced in writing and signed by the Administrator or by an agent of the Administrator, who has been authorized by the Administrator to give such instructions.

                                       V.

                           AMENDMENTS AND TERMINATION

      5.01 AMENDMENTS. The Company reserves the right to, from time to time, amend this Plan. The Company may make any amendment it determines to be necessary or desirable, with or without retroactive effect.

      5.02 RIGHT TO TERMINATE. The Company hopes and expects to continue this Plan for the Participants indefinitely. The Company reserves the right at will and without prior notice to terminate or partially terminate the Plan or any portion thereof. No such termination shall adversely affect the rights of Beneficiaries of deceased Participants with respect to benefits which became payable as a result of the deaths prior to the date of such termination of the Plan. If the Plan is terminated or partially terminated by the Company, each Retiree who is then still living and who has not previously received a Retiree death benefit under this Plan, will be entitled to the actuarial present value of his or her death benefit under the Plan, calculated under the same terms and conditions that a lump sum is determined under the Anadarko Retirement Plan.

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                                       VI.

                               GENERAL PROVISIONS

      6.01 RIGHT TO BENEFITS. No Participant, or Beneficiary through such Participant, shall have any right to, or interest in, any benefits provided under this Plan, except as provided under this Plan.

      6.02 NONALIENATION OF BENEFITS. No interest in or benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge.

      6.03 UNFUNDED STATUS. The Plan shall constitute an unfunded, unsecured obligation of the Company to make death benefit payments in accordance with the provisions of the Plan. Neither the establishment of the Plan nor the maintenance on the books of the Company of accounts for Participants shall be deemed to create a trust and no Participant or Beneficiary of such Participant shall have any claim against the Company except with respect to the payment of death benefit payments in accordance with the provisions of the Plan. In the event the Company purchases an insurance policy or policies, insuring the life of a Participant to allow the Company to recover, in whole, or in part, the cost of providing the Benefit Payment, neither the Participant nor any of his or her Beneficiaries shall have or acquire any right whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner of any such policy or policies, and, as such, shall possess and may exercise all incidents of ownership. No such policy, policies or other property shall be held in any trust for the Participant or any other person as collateral security for any obligation of the Company hereunder. In order for a person to become a Participant or continue to be a Participant in the Plan, the Company reserves the right to require such person or Participant to carry out whatever functions are required of such person or Participant in order for the Company to secure an insurance policy or policies or other property to be used to offset the cost of providing the benefits under the Plan.

      6.04 CONSTRUCTION. Except to the extent that ERISA applies to this Plan, the Plan shall be construed, enforced and administered according to the laws of the State of Texas. The Company intends that the terms of the Plan, including those relating to coverage and benefits, are legally enforceable. In case any provision of the Plan is held to be illegal or invalid for any reason, it shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had not been included therein.

      6.05 EXCLUSIVE BENEFIT. The Plan is to be maintained for the exclusive benefit of the Participants.

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      IN WITNESS WHEREOF, the Company has caused this Plan to be adopted and to be signed by its duly authorized officers.

      DATED this              day of                        ,           .
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Richard A. Lewis
Vice President, Human Resources

ATTEST:
        --------------------------------

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